NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Alexandra M. Deignan

(973) 597-4734

CURTISS-WRIGHT RECEIVES IRS RULING
PERMITTING RECAPITALIZATION

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Shareholders to Vote on Proposed Single Common Share Class

ROSELAND, N.J. – March 28, 2005 – Curtiss-Wright Corporation (NYSE: CW; CW.B) announced today that it has received a supplemental ruling from the Internal Revenue Service (IRS) that will permit the Company to go forward with its proposed recapitalization of Common and Class B Common Stock into a single class of common stock. The recapitalization proposal still requires the affirmative vote of a majority of the holders of both classes of stock voting as a single class and will be presented at the Annual Meeting of Stockholders scheduled for May 19, 2005.

If the recapitalization proposal is approved by stockholders, the Class B Common Stock (NYSE: CW.B) will be exchanged on a one-for-one basis for Common Stock (NYSE: CW). This will result in an elimination of the “CW.B” ticker and all of the current outstanding shares will begin trading under the “CW” ticker approximately five days after the Annual Meeting. Additionally, holders of Class B Common Stock will receive written instructions on how to exchange Class B Common Stock certificates for an equal number of shares of Common Stock. Holders of Common Stock will not need to exchange their stock certificates as a result of the transaction.

“We are very pleased to receive the supplemental ruling from the IRS,” commented Martin R. Benante, Chairman and CEO. “At this time, the only remaining condition is an affirmative vote by our shareholders to approve the recapitalization of the dual-class structure into a single share class. We believe a single class of stock will benefit all of our shareholders by providing increased trading liquidity, a simplified balance sheet and reduced administrative costs.”

Curtiss-Wright will place this proposal before stockholders at its 2005 Annual Meeting. A complete description of the proposal will be included in the Company's 2005 proxy statement filed with the Securities and Exchange Commission (“SEC”). The Company urges its stockholders to read the proxy statement, which is expected to be distributed in early April, because it will contain important information regarding the proposal. A free copy of the proxy statement (when it is available) and other documents filed by Curtiss-Wright with the SEC (including documents incorporated by reference with the proxy statement) can be obtained on the SEC's website at http://www.sec.gov. Curtiss-Wright stockholders may also obtain a free copy of the proxy statement (when it is available) on the Company’s website at http://www.curtisswright.com or by directing requests to Curtiss-Wright Corporation, Attention: Investor Relations.

Curtiss-Wright’s Annual Meeting will take place on Thursday, May 19, 2005 at the Wilshire Grand Hotel, 350 Pleasant Valley Way, West Orange, New Jersey 07052, commencing at 2:00 p.m. local time.

About Curtiss-Wright

Curtiss-Wright Corporation is a diversified company headquartered in Roseland, New Jersey. The Company designs, manufactures and overhauls products for motion control and flow control applications, and provides a variety of metal treatment services. The firm employs approximately 5,600 people worldwide. More information on Curtiss-Wright can be found on the Internet at www.curtisswright.com.

Forward-looking statements in this release are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: risks associated with implementing the consolidation; risks that the shareholders of the company may not approve and/or the company may not implement the consolidation; and risks associated with the company's inability to predict the effect of the proposal or its enactment on the prices of either its Common shares or its Class B common shares or the new common stock to be issued.